Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539
United States

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-222702) of ACM Research, Inc. (the “Company”) of our report dated March 22, 2018, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, the People’s Republic of China
March 22, 2018